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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-115498, 333-104347, 333-85854, 333-80265, 333-03035, and 333-134062 on Form S-8 of our reports dated December 10, 2007, relating to (1) the consolidated financial statements of Coherent, Inc. and subsidiaries (collectively, the "Company") (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of an accounting principle and the restatement of the fiscal 2005 and 2004 consolidated financial statements) and (2) management's report on the effectiveness of internal control over financial reporting (which report expresses an adverse opinion on management's effectiveness of internal control over financial reporting because of a material weakness) appearing in the Annual Report on Form 10-K of the Company for the year ended September 30, 2006.

/s/  DELOITTE & TOUCHE LLP

San Jose, California
December 10, 2007

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM